Exhibit 3.3

THE COMPANIES ACT

A PUBLIC COMPANY LIMITED BY SHARES

Memorandum OF ASSOCIATION

of

Forafric Global PLC

1.	The name of the Company is “Forafric Global PLC”.

2.	The Company is a public company.

3.	The registered office of the Company will be situated in Gibraltar.

4.	The liability of the members is limited.

5.	The authorised share capital of the Company is USD 131,000 (one hundred and thirty-one thousand United States Dollars) divided into:

(i)	100,000,000 (one hundred million) ordinary shares of USD 0.001 (one thousandth of a United States Dollar) each (the “Ordinary Shares”);
(ii)	1,000,000 (one million) preferred shares of USD 0.001 (one thousandth of a United States Dollar) each (the “Preferred Shares”); and
(iii)	30,000,000 (thirty million) class Z non-redeemable and non-convertible ordinary shares of USD 0.001 (one thousandth of a United States Dollar) each (the “Class Z Shares”),

each conferring those rights, entitlements, obligations and restrictions: (i) as set out in Articles 160 to 164 (inclusive) in the case of the Ordinary Shares and the Class Z Shares; or (ii) as may be determined by ordinary resolution pursuant to Article 165 of the Company’s articles of association in the case of the Preferred Shares.

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THE COMPANIES ACT

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Forafric Global PLC

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

Defined terms.

1.	In these Articles, unless the subject or context requires otherwise:

“Company” means Forafric Global PLC;

“Act” means the Act of Gibraltar including any modification or re-enactment of it for the time being in force;

“alternate” or “alternate director” has the meaning given in articles 81 to 83 (inclusive);

“appointor” has the meaning given in article 81;

these “Articles” means these articles of association of the Company as altered from time to time by special resolution;

“Associated Company” means in respect of an individual any company in respect of which he is (and any persons Connected with him together are) entitled to exercise or does exercise, the control of shares comprising at least one-fifth of the equity share capital of that company;

“auditors” means the auditors of the Company from time to time;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than

Gibraltar which have an effect similar to that of bankruptcy;

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the “board” means the directors or any of them acting as the board of directors of the Company;

“call” has the meaning given in articles 208 to 211 (inclusive);

“call notice” has the meaning given in articles 208 to 211 (inclusive);

“certificate” means a paper certificate evidencing a person’s title to specified shares or other securities;

“certificated” in relation to a share, means that it is not an uncertificated share;

“chairman” has the meaning given in articles 31 to 35 (inclusive);

“chairman of the meeting” has the meaning given in article 112;

“Class Z Shares” means the class Z non-redeemable and non-convertible ordinary shares of USD 0.001 (one thousandth of a United States Dollar) each in the share capital of the Company;

“clear days” in relation to the sending of a notice means the period excluding the day on which a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

“Companies Act” means the Companies Act 2014 of Gibraltar (as amended or re-enacted from time to time);

“Company’s lien” has the meaning given in articles 200 to 202 (inclusive);

“Connected” means, in the case of an individual:

(a)	that individual’s spouse, Relative, or the spouse of such a Relative;
(b)	any Associated Company of that individual;
(c)	in his capacity as trustee of a Settlement, a Settlor, any person who is Connected with such a Settlor, any company being under the control of five or fewer participators whose participators include the trustees of the Settlement (or any company of which that company has Control) and any beneficiaries of such Settlement being persons Connected with the individual or a company with which he is associated; or
(d)	any person with whom he is in partnership, and with the spouse or Relative of any individual with whom he is in partnership, except in relation to acquisitions or disposals of partnership assets pursuant to bona fide commercial arrangements;

“Control” means, in the case of a company, the power of any person (whether alone or in connection with any other persons who, acting together, shall be taken to have Control) to secure directly or indirectly (whether by means of holding shares or the possession of voting power, or by virtue of any powers conferred by the articles of association or other document or otherwise) that the affairs of the company are conducted in accordance with his wishes;

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“director” means a director of the Company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share; or
(b)	if the share has two or more joint holders, whichever of them is named first in the Register; or
(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee;

“dividend” means dividend or bonus;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic communication” means, where the context so permits, a communication transmitted (whether from one person to another, from one device to another or from a person to a device or vice versa) by means of a telecommunication system or by other means but while in electronic form;

“electronic signature” has the meaning given to it by regulation 8 of the Electronic Identification and Trust Services for Electronic Transactions Regulations 2017;

“Employee Incentive Plan” means employee incentive share scheme and/or any generally any scheme for providing incentives to employees and/or directors and/or consultants of the Company involving share options, allocations of shares, stock appreciation rights or other similar awards involving the equity of the Company;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

“holder” in relation to shares means the person whose name is entered in the Register as the holder of the shares;

“instrument” means a document in hard copy form;

“lien enforcement notice” has the meaning given in article 62;

“member” means the person registered in the Register as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register as one of such joint holders, or all such persons as the context so requires;

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“ordinary resolution” has the meaning given in section 200 of the Act;

“Ordinary Shares” means the ordinary shares of USD 0.001 (one thousandth of a United States Dollar) each in the share capital of the Company;

“paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in article 10;

“partly paid” in relation to a share means that part of that share’s nominal value or any premium at which it was issued has not been paid to the Company;

“Preferred Shares” means the preferred shares of USD 0.001 (one thousandth of a United States Dollar) each in the share capital of the Company;

“proxy notice” has the meaning given in article 48; “securities seal” has the meaning given in article 57; “shares” means shares in the Company;

“Register” means the register of members of the Company held at the office and includes any register held at any other location;

“Relative” means child, step-child, brother, sister, or other direct ancestor or lineal descendant;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

“Settlement” means any disposition, trust, covenant, agreement or arrangement pursuant to which any person transfers the legal title in property to another person or persons to be held for the benefit of the Settlor and/or a third party;

“Settlor” means, in relation to a settlement, any person by whom the Settlement was made, whether directly or indirectly, and including if he has provided or undertaken to provide funds directly or indirectly for the purpose of the Settlement, or has made with any other person a reciprocal arrangement for that other person to make or enter into the Settlement;

“special resolution” has the meaning given in section 201 of the Act;

“subsidiary” has the meaning given in section 2 of the Act;

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“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law;

“Trigger Event” shall mean the allotment and issue of any Ordinary Shares;

“uncertificated” in relation to a share means a share permitted under the Act to be evidenced and transferred without a certificate, and title to that share is evidenced and may be transferred without a certificate;

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise; and

references to a document include, unless the context otherwise requires, references to an electronic communication;

references to a document being executed include references to its being executed under hand or under seal or, in the case of an electronic communication, by electronic signature;

references to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication;

where, in relation to a share, these Articles refer to a relevant system in any jurisdiction, the reference is to the relevant system in which that share or any depositary interest representing such share is a participating security at the relevant time;

references to a notice or other document being sent or given to or by a person mean such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending and giving shall be construed accordingly;

references to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication or otherwise, and written shall be construed accordingly;

words (including defined terms) denoting the singular number include the plural number and vice versa; words (including defined terms) denoting the masculine gender include the feminine gender; and words (including defined terms) denoting persons include individuals, partnerships, limited liability companies, corporations, business trusts, joint stock corporations, estates, trusts, unincorporated associations, joint ventures, governmental authorities, or other entities, in each case of whatever nature;

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words or expressions contained in these Articles which are not defined in this article 1 but are defined in the Act have the same meaning as in the Act unless inconsistent with the subject or context (and in the event of conflict, the definition in these Articles will prevail);

subject to the preceding paragraph, references to any provision of any Act or any subsidiary legislation (as defined by the Interpretation and General Clauses Act) include any modification or re-enactment of that provision for the time being in force;

headings are inserted for convenience only and do not affect the construction of these Articles; and

in these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Liability of members.

2.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS, DIRECTORS’ POWERS AND RESPONSIBILITIES

Directors’ general authority.

3.	Subject to these Articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

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Directors may delegate.

4.	Subject to these Articles, the directors may delegate any of the powers which are conferred on them under these Articles:

(a)	to such person or committee;
(b)	by such means (including by power of attorney);
(c)	to such an extent;
(d)	in relation to such matters or territories; and
(e)	on such terms and conditions;

as they think fit.

5.	The board may subject to the provisions of the Act and subject to these Articles delegate any of its powers to any committee consisting of one or more directors. The board may also subject to the provisions of the Act and subject to these Articles delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. Subject to these Articles and any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

6.	The board may subject to the provisions of the Act establish local or divisional boards or agencies for managing any of the affairs of the Company, either in Gibraltar or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

7.	The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, but not including any authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Committees.

8.	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of these Articles which govern the taking of decisions by directors.

9.	The directors may make rules of procedure for all or any committees, which prevail over rules derived from these Articles if they are not consistent with them.

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Appointment of Secretary.

10.	Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between the secretary and the Company.

DECISION-MAKING BY DIRECTORS

Directors to take decisions collectively.

11.	Decisions of the directors may be taken–

(a)	at a directors’ meeting, or
(b)	in the form of a directors’ written resolution.

Unanimous decisions.

12.	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

13.	Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

14.	References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting.

15.	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

Calling a directors’ meeting.

16.	Any director may call a directors’ meeting.

17.	The Company secretary must call a directors’ meeting if a director so requests.

18.	A directors’ meeting is called by giving notice of the meeting to the directors.

19.	Notice of any directors’ meeting must indicate–

(a)	its proposed date and time;
(b)	where it is to take place; and
(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

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20.	Notice of a directors’ meeting must be given to each director, but need not be in writing.

21.	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

Participation in directors’ meetings.

22.	Subject to these Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when–

(a)	the meeting has been called and takes place in accordance with these Articles, and
(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

23.	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

24.	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum for directors’ meetings.

25.	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

26.	The quorum for directors’ meetings shall be half of the number of directors appointed to the board from time to time, rounded up to the nearest whole number. In the event that there is only one director, the quorum shall be one.

27.	A person who holds office only as an alternate director, shall if his appointer is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Meetings where total number of directors less than quorum.

28.	Articles 28 to 30 (inclusive) shall apply when there are no directors appointed to the board (for whatsoever reason).

29.	In the event that there are no directors appointed to the board (for whatsoever reason), each member that holds not less than 20% of the entire issued share capital the Company, shall be entitled by notice in writing to the Company secretary to appoint one individual to be a director of the Company.

30.	In the event that no member holds more than 20% of the entire issued share capital the Company, then the members shall have authority to call a general meeting of the Company for the purpose of passing resolutions in accordance with these Articles to appoint such number of directors to the board as they consider expedient.

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Chairing directors’ meetings.

31.	The directors may appoint a director to chair their meetings.

32.	The person so appointed for the time being is known as the chairman.

33.	The directors may appoint other directors as deputy or assistant chairmen to chair directors’ meetings in the chairman’s absence.

34.	The directors may terminate the appointment of the chairman, deputy or assistant chairman at any time.

35.	If neither the chairman nor any director appointed generally to chair directors’ meetings in the chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

Voting at directors’ meetings: general rules.

36.	Subject to these Articles, a decision is taken at a directors’ meeting by a simple majority of the votes of the participating directors.

37.	Subject to these Articles, each director participating in a directors’ meeting has one vote.

38.	Subject to these Articles, if a director has an interest in an actual or proposed transaction or arrangement with the Company:

(a)	that director and that director’s alternate may not vote on any proposal relating to it, but
(b)	this does not preclude the alternate from voting in relation to that transaction or arrangement on behalf of another appointor who does not have such an interest.

39.	Subject to the provisions of the Act, the Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

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Chairman’s casting vote at directors’ meetings.

40.	If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

41.	But this does not apply if, in accordance with these Articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

Alternates voting at directors’ meetings.

42.	A director who is also an alternate director has an additional vote on behalf of each appointor who is:

(a)	not participating in a directors’ meeting, and
(b)	would have been entitled to vote if they were participating in it.

Conflicts of interest.

43.	If a directors’ meeting, or part of a directors’ meeting, is concerned with an actual or proposed transaction or arrangement with the Company in which a director is interested, that director is not to be counted as participating in that meeting, or part of a meeting, for quorum or voting purposes.

44.	For the purposes of article 43, an interest of a person who is Connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

45.	If article 46 applies, a director who is interested in an actual or proposed transaction or arrangement with the Company is to be counted as participating in a decision at a directors’ meeting, or part of a directors’ meeting, relating to it for quorum and voting purposes.

46.	This article applies when–

(a)	the Company by ordinary resolution disapplies the provision of these Articles which would otherwise prevent a director from being counted as participating in, or voting at, a directors’ meeting;
(b)	the director’s interest cannot reasonably be regarded as likely to give rise to a conflict of interest; or
(c)	the director’s conflict of interest arises from a permitted cause.

47.	For the purposes of article 46, each of the following is a permitted cause:

(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiaries;

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(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;
(c)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiaries for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;
(d)	a contract, arrangement, transaction or proposal concerning any other body corporate in which he is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he does not to his knowledge hold an interest (as that term is used in article 311(b)) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate;
(e)	a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and
(f)	a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

48.	Subject to article 49, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

49.	If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

Defect in appointment.

50.	All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

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Proposing directors’ written resolutions.

51.	Any director may propose a directors’ written resolution.

52.	The Company secretary must propose a directors’ written resolution if a director so requests.

53.	A directors’ written resolution is proposed by giving notice of the proposed resolution to the directors.

54.	Notice of a proposed directors’ written resolution must indicate–

(a)	the proposed resolution, and
(b)	the time by which it is proposed that the directors should adopt it.

55.	Notice of a proposed directors’ written resolution must be given in writing to each director.

56.	Any decision which a person giving notice of a proposed directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

Adoption of directors’ written resolutions.

57.	A proposed directors’ written resolution is adopted when all the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed one or more copies of it, provided that those directors would have formed a quorum at such a meeting.

58.	It is immaterial whether any director signs the resolution before or after the time by which the notice proposed that it should be adopted.

59.	Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting in accordance with these Articles.

60.	The Company secretary must ensure that the Company keeps a record, in writing, of all directors’ written resolutions for at least ten years from the date of their adoption.

61.	For purposes of articles 57 to 60 (inclusive):

(a)	a resolution may be by means of an instrument or contained in an electronic communication sent to the registered office;
(b)	a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both;
(c)	a resolution executed by an alternate director need not also be executed by his appointor; and
(d)	a resolution executed by a director who has appointed an alternate director need not also be executed by the alternate director in that capacity.

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Records of decisions to be kept.

62.	The directors must ensure that the Company keeps a record, in writing, for at least 6 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

Directors’ discretion to make further rules.

63.	Subject to these Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

Methods of appointing directors.

64.	Any person who is willing to act as a director, and is permitted by law to do so and who has delivered to the Company a written confirmation that they are willing to act as a director of the Company, may be appointed to be a director–

(a)	by ordinary resolution, or
(b)	by a decision of the directors.

Retirement of directors by rotation.

65.	At every annual general meeting any director who has at the start of the annual general meeting been in office for three calendar years or more since his last appointment or re-appointment shall retire at that annual general meeting but he may offer himself for reappointment by the members.

66.	Subject to the provisions of the Act and these Articles, the period of appointment of directors of the Company shall be fixed for an initial period of three calendar years commencing from the date of the adoption of these Articles.

67.	If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost.

68.	No person other than a director retiring by rotation shall be appointed a director at any general meeting unless:

(a)	he is recommended by the board; or
(b)	not less than three nor more than forty-two days before the date appointed for the meeting, a notice executed by any member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with confirmation in writing executed by that person of his willingness to be appointed.

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69.	Except as otherwise permitted by the Act, the appointment of any person proposed as a director shall be effected by a separate resolution.

70.	Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

71.	The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next annual general meeting and shall be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he shall vacate office at its conclusion.

72.	A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

73.	A director shall not be required to hold any shares in the capital of the Company by way of qualification.

Termination of director’s appointment.

74.	A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Act or the Insolvency Act 2011 or these Articles or is prohibited by law from being a director;
(b)	a bankruptcy order is made against that person;
(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;
(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;
(e)	an order is made by a court having jurisdiction (whether in Gibraltar or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

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(f)	he has been absent for more than six consecutive months without permission of the board from meetings of the board held during that period and his alternate director (if any) has not attended in his place during that period and the board resolves that his office be vacated; or
(g)	notification is received by the Company from the director that the director is resigning from office as director, and such resignation has taken effect in accordance with its terms.

Removal of directors.

74A.	Subject to article 74B, the Company may, by ordinary resolution of which special notice has been given, or by special resolution, remove from office a director appointed by ordinary resolution or by a decision of the directors, notwithstanding any provisions of these presents or of any agreement between the Company and such director, but without prejudice to any claim he may make for damages for breach of such agreement. The Company may, by ordinary resolution, appoint another person to be a director in the place of a director so removed from office. In default of such appointment the vacancy so arising may be filled by the directors as a casual vacancy.

74B.	Notwithstanding any other provision of these Articles, during the first three calendar years commencing from the date of adoption of these Articles, the Company may only by special resolution or extraordinary resolution, remove from office a director appointed by ordinary resolution or by a decision of the directors, notwithstanding any provisions of these presents or of any agreement between the Company and such director, but without prejudice to any claim he may make for damages for breach of such agreement.

Directors’ remuneration.

75.	Directors may undertake any services for the Company that the directors decide.

76.	Directors are entitled to such remuneration as the directors determine:

(a)	for their services to the Company as directors; and
(b)	for any other service which they undertake for the Company.

77.	Subject to these Articles, a director’s remuneration may:

(a)	take any form, and
(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

78.	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

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79.	Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Company’s subsidiaries or of any other body corporate in which the Company is interested.

Directors’ expenses.

80.	The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a)	meetings of directors or committees of directors,
(b)	general meetings, or
(c)	separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

ALTERNATE DIRECTORS

Appointment and removal of alternates.

81.	Any director (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to–

(a)	exercise that director’s powers, and
(b)	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.

82.	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

83.	The notice must—

(a)	identify the proposed alternate, and
(b)	in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

Rights and responsibilities of alternate directors.

84.	An alternate director has the same rights, in relation to any directors’ meeting or directors’ written resolution, as the alternate’s appointor.

85.	Except as these Articles specify otherwise, alternate directors:

(a)	are deemed for all purposes to be directors;
(b)	are liable for their own acts and omissions;
(c)	are subject to the same restrictions as their appointors; and
(d)	are not deemed to be agents of or for their appointors.

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86.	A person who is an alternate director but not a director:

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor is not participating), and
(b)	may sign a written resolution (but only if it is not signed or to be signed by that person’s appointor).

No alternate may be counted as more than one director for such purposes.

87.	An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.

Termination of alternate directorship.

88.	An alternate director’s appointment as an alternate terminates–

(a)	when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;
(b)	on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;
(c)	on the death of the alternate’s appointor; or
(d)	when the alternate’s appointor’s appointment as a director terminates, except that an alternate’s appointment as an alternate does not terminate when the appointor retires by rotation at a general meeting and is then re-appointed as a director at the same general meeting.

PART 3

DECISION-MAKING BY MEMBERS ORGANISATION OF GENERAL MEETINGS

Calling of General Meetings.

89.	All meetings called pursuant to section 193 Act shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

90.	The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 195 of the Act.

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91.	If at any time there are not in Gibraltar sufficient directors capable of acting to form a quorum, any director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

Notice of General Meetings.

92.	Subject to the provisions of section 201(2) of the Act relating to special resolutions, at least 7 clear days’ notice specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter mentioned, or in such other manner (if any) as may be prescribed by the Company in general meeting, to all the members, to each of the directors and to the auditors; but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit.

93.	The notice shall specify the time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of article 101, which shall be identified as such in the notice) and the general nature of the business to be transacted.

94.	In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

95.	The notice shall include details of any arrangements made for the purpose of article 103 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

Attendance and speaking at general meetings.

96.	A person is able to exercise the right to attend and speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

97.	A person is able to exercise the right to vote at a general meeting when–

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and
(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

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98.	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to attend, speak and/or vote at it.

99.	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

100.	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

101.	The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;
(b)	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and
(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

102.	If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in article 101, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of article 119 shall apply to that adjournment.

103.	The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

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104.	The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to article 103 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to article 103. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

105.	If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which article 101 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which article 101 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which article 101 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)	no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting in at least one newspaper having a national circulation in Gibraltar and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and
(b)	a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with article 151, at any time not less than 48 hours before any postponed time appointed for holding the meeting.

106.	For the purposes of articles 101, 102, 103, 104 and 105, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Act or these Articles to be made available at the meeting.

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106A.	In the event that the Company is subject to the provisions of the Securities Exchange Act 1934 of the United States of America (in particular, Rule 14-8 (Shareholder Proposals)), the Company shall permit every qualifying member (as defined below) who wishes to present a proposal (as such term is described in, and presented in compliance with, Rule 14a-8 of the Securities Exchange Act; such proposal of a qualifying member hereinafter being referred to as a “proposal”) at an annual general meeting to do so in accordance with the provisions of this Article 106A in order that such proposal may be included by the board in the notice and any proxies relating to that annual general meeting (or any adjournment thereof) and discussed (and to the extent applicable, voted) at that annual general meeting. The only business that may be conducted at an annual general meeting is business that is: (i) specified in the notice of such meeting (or any supplement or amendment thereto, as well as any notice of an adjourned meeting) given by or at the direction of the board, (ii) otherwise brought at such meeting by or at the direction of the board, or (iii) to the extent that the Company is subject to section 14 of the Securities Exchange Act, otherwise brought at such meeting following a proposal made by a member who is a member of record on the date of giving of the notice and on the record date for determination of members entitled to vote at such meeting who has complied with the notice procedures specified in this Article 106A for the submission of a proposal (a “qualifying member”). In order to properly present a proposal to the Company so that this may be included in a notice and any proxies relating to an annual general meeting, the Company secretary must receive the written notice containing the proposal from a qualifying member at the Company’s registered offices address: (a) not earlier than the 120th (one hundred and twentieth) day; and (b) not later than the 90th (ninetieth) day before the one-year anniversary of the preceding year’s annual general meeting. In the event that no general meeting was held in the previous year or the Company convenes its annual general meeting more than 30 (thirty) days before or more than 70 (seventy) days after the one-year anniversary of a preceding year’s annual general meeting, notice of a proposal by a qualifying member must be received no later than the 10th (tenth) day following the day on which the public announcement (including an announcement on the website of the Company) of such date was first made.

107.	The accidental omission to send a notice of a meeting, or to send any notification where required by the Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Act or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

108.	The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the safety, security, health and well-being of those attending a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Quorum for general meetings.

109.	No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. Save as otherwise provided by these Articles, the holders of 33 1/3% of the Company’s issued and outstanding share capital present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum.

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Chairing general meetings.

110.	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

111.	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present, or
(b)	(if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

112.	The person chairing a meeting in accordance with articles 110 and 111 is referred to in these articles as “the chairman of the meeting”.

Attendance and speaking by directors and non-members.

113.	A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

114.	The chairman of the meeting may permit other persons who are not:

(a)	members of the Company, or
(b)	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

Adjournment.

115.	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it, unless the meeting was convened upon the requisition of members, in which case it shall be dissolved.

116.	The chairman of the meeting may adjourn a general meeting at which a quorum is present if–

(a)	the meeting consents to an adjournment, or
(b)	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

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117.	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

118.	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

119.	Any such adjournment (at which the only business that can be transacted is the business left unfinished at the meeting from which the adjournment took place) may be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with these Articles or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by article 151.

120.	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and
(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

121.	If the continuation of an adjourned meeting is to take place more than 10 days after it was adjourned, the Company must give at least 7 clear days’ notice of it:

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given, and
(b)	containing the same information which such notice is required to contain.

Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

122.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special or extraordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered by means of an instrument to the office, or received in an electronic communication at such address (if any) for the time being notified by or on behalf of the Company for that purpose, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

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VOTING AT GENERAL MEETINGS

Voting: general.

123.	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with these Articles.

124.	On a show of hands every member present in person shall have one vote.

125.	On a poll every member shall have one vote for each share of which he is the holder.

126.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

127.	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in Gibraltar or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

128.	On a poll, votes may be given either personally or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

Errors and disputes.

129.	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

130.	Any such objection must be referred to the chairman of the meeting whose decision is final.

131.	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

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Demanding a poll.

132.	A poll on a resolution may be demanded–

(a)	in advance of the general meeting where it is to be put to the vote, or
(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

133.	A poll may be demanded by–

(a)	the chairman of the meeting;
(b)	the directors;
(c)	three or more persons having the right to vote on the resolution; or
(d)	a person or persons representing not less than 15% of the total voting rights of all the members having the right to vote on the resolution.

134.	A demand for a poll may be withdrawn if–

(a)	the poll has not yet been taken, and
(b)	the chairman of the meeting consents to the withdrawal.

Procedure on a poll.

135.	Subject to these Articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

136.	The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

137.	On a poll votes may be given either personally or by proxy.

138.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

139.	The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

140.	A poll on–

(a)	the election of the chairman of the meeting, or
(b)	a question of adjournment,

must be taken immediately.

141.	Other polls must be taken within 30 days of their being demanded.

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142.	A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

143.	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

144.	In any other case, at least 7 clear days’ notice must be given specifying the time and place at which the poll is to be taken.

Content of proxy notices.

145.	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the member appointing the proxy;
(b)	identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;
(c)	is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and
(d)	is delivered to the Company in accordance with these Articles and any instructions contained in the notice of the general meeting to which they relate.

146.	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes. The appointment of a proxy may be:

(a)	by means of an instrument; or
(b)	contained in an electronic communication, if the board so determines.

The board may, if it thinks fit, but subject to the provisions of the Act, at the Company’s expense send forms of proxy for use at the meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

147.	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

148.	Unless a proxy notice indicates otherwise, it must be treated as–

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and
(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

Delivery of proxy notices.

149.	Any notice of a general meeting must specify the address or addresses (“proxy notification address”) at which the Company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form.

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150.	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

151.	Subject to articles 152 and 153, a proxy notice must be delivered to a proxy notification address not less than 48 hours before the general meeting or adjourned meeting to which it relates.

152.	In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a proxy notification address not less than 24 hours before the time appointed for the taking of the poll.

153.	In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the proxy notice must be delivered:

(a)	in accordance with article 151, or
(b)	at the meeting at which the poll was demanded to the chairman, secretary or any director.

154.	An appointment under a proxy notice may be revoked by delivering a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given to a proxy notification address.

155.	A notice revoking a proxy appointment only takes effect if it is delivered before:

(a)	the start of the meeting or adjourned meeting to which it relates, or
(b)	(in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll to which it relates.

156.	If a proxy notice is not signed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

157.	Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company, save that a director, the secretary or other person authorised for the purpose by the secretary may require such person authorised by any corporation which is a member of the Company to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers on behalf of that corporation which is a member of the Company.

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RESTRICTIONS ON MEMBERS’ RIGHTS

No voting of shares on which money owed to Company.

158.	No voting rights attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the Company in respect of that share have been paid.

APPLICATION OF RULES TO CLASS MEETINGS

Class meetings.

159.	The provisions of these Articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

PART 4

SHARES AND DISTRIBUTIONS ISSUE OF SHARES

Rights and restrictions attaching to the Ordinary Shares

160.	The Ordinary Shares shall confer upon the holders thereof the following rights and entitlements and shall be subject to the following restrictions:

(a)	the right to vote, either in person or by proxy, at any general meeting of the Company;
(b)	subject to the rights attaching to the other classes of shares in the share capital of the Company, the right to participate pari passu with all issued Ordinary Shares in the profits of the Company available for distribution from time to time; and
(c)	subject to the rights attaching to the other classes of shares in the share capital of the Company, the right to participate pari passu with all issued Ordinary Shares in the distribution of the surplus assets of the Company on its liquidation.

161.	Each Ordinary Share carries one vote per Ordinary Share on a poll on all matters submitted to the vote or consent of the members at a general meeting of the Company.

Rights and restrictions attaching to the Class Z Shares

162.	Prior to the Trigger Event, the Class Z Shares shall confer upon the holders thereof the following rights and entitlements and shall be subject to the following restrictions:

(a)	the right to vote, either in person or by proxy, at any general meeting of the Company;

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(b)	subject to the rights attaching to the other classes of shares in the share capital of the Company, the right to participate pari passu with all issued Class Z Shares in the profits of the Company available for distribution from time to time; and
(c)	subject to the rights attaching to the other classes of shares in the share capital of the Company, the right to participate pari passu with all issued Class Z Shares in the distribution of the surplus assets of the Company on its liquidation.

163.	Prior to the Trigger Event, each Class Z Share carries one vote per Class Z Share on a poll on all matters submitted to the vote or consent of the members at a general meeting of the Company.

164.	After the occurrence of the Trigger Event, the Class Z Shares shall confer upon the holders thereof the following rights and entitlements and shall be subject to the following restrictions:

(a)	no right to vote, either in person or by proxy, at any general meeting of the Company;
(b)	no right to participate in any of the profits of the Company available for distribution; and
(c)	the right, on the Company’s liquidation, to participate pari passu with all other issued classes of shares in the shar capital of the Company (based on the paid-up share capital of such shares) in the distribution of the assets of the Company up to the amount of the Company’s paid-up share capital, but the Class Z Shares are not entitled to participate in the distribution of any surplus assets of the Company remaining after the distribution of the Company’s paid-up share capital on its liquidation.

Powers to issue different classes of share.

165.	Subject to these Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

166.	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

Authority to allot and issue relevant securities.

167.	In Articles 167 to 171 (inclusive) the term “relevant securities” shall have the same meaning ascribed to it in section 94 of the Companies Act.

168.	Subject to the provisions of the Companies Act and these Articles, the directors may issue share warrants conferring the right on the holder(s) of those share warrants to subscribe for Ordinary Shares (“Share Warrants”) at any price in excess of the nominal value of the Ordinary Shares that may be stipulated by the directors and such Share Warrants may be granted on such terms and conditions as the directors shall in their absolute direction consider appropriate.

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169.	Share Warrants must be—

(a)	issued in such form, and
(b)	executed in such manner,

as the directors decide.

170.	Subject to the remaining provisions of this Article 170 and of Article 171, the directors are generally and unconditionally authorised, for the purposes of section 94 of the Companies Act and generally, to exercise any power of the Company to:

(a)	offer or allot;
(b)	grant rights to subscribe for or to convert any relevant security into;
(c)	otherwise deal in, or dispose of,

any Ordinary Shares (and for the avoidance of doubt, on behalf of the Company issue Share Warrants and grant rights or options to subscribe for Ordinary Shares pursuant to or in connection with any Employee Incentive Plan) to any person, at any time and subject to any terms and conditions as the directors think proper.

171.	The authority referred to in Article 170:

(a)	shall be limited to an allotment of Ordinary Shares in the maximum nominal amount of USD 100,000 (one hundred thousand United States Dollars) whether such Ordinary Shares are offered or allotted (i) directly by the directors in their discretion; or (ii) by virtue of any issue of Share Warrants by the Company granting the right to holders thereof the right to subscribe for Ordinary Shares; and/or (iii) by virtue of any rights or options granted by the Company to subscribe for Ordinary Shares pursuant to or in connection with any Employee Incentive Plan;
(b)	shall only apply insofar as the Company has not renewed, waived or revoked it by ordinary resolution; and
(c)	may only be exercised for a period of five years commencing on the date on which the date of the certificate of registration issued to the Company by the Registrar of Companies in Gibraltar pursuant to regulation 4 of the Companies (Re-domiciliation) Regulations 1996 of Gibraltar (as amended or re-enacted from time to time) save that (i) the directors may make an offer or agreement which would, or might, require Ordinary Shares to be allotted after the expiry of such authority (and the directors may allot Ordinary Shares in pursuance of an offer or agreement as if such authority had not expired); and (ii) the Ordinary Shares to be issued pursuant to the Share Warrants may be so allotted, notwithstanding that such authority has expired.

Payment of commissions on subscription for shares.

172.	The Company may pay any person a commission in consideration for that person–

(a)	subscribing, or agreeing to subscribe, for shares, or
(b)	procuring, or agreeing to procure, subscriptions for shares.

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173.	Any such commission may be paid–

(a)	in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other, and
(b)	in respect of a conditional or an absolute subscription.

INTERESTS IN SHARES

Company not bound by less than absolute interests.

174.	Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or these Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

SHARE CERTIFICATES

Certificates to be issued except in certain cases.

175.	The Company must issue each member with one or more certificates in respect of the shares which that member holds.

176.	Articles 175 to 179 (inclusive) do not apply to–

(a)	uncertificated shares; or
(b)	shares in respect of which the Act permits the Company not to issue a certificate.

177.	Except as otherwise specified in these Articles, all certificates must be issued free of charge.

178.	No certificate may be issued in respect of shares of more than one class.

179.	If more than one person holds a share, only one certificate may be issued in respect of it.

Contents and execution of share certificates.

180.	Every certificate must specify–

(a)	in respect of how many shares, of what class, it is issued;
(b)	the nominal value of those shares;
(c)	the amount paid up on them; and
(d)	any distinguishing numbers assigned to them.

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181.	Certificates must–

(a)	have affixed to them the Company’s common seal or an official seal which is a facsimile of the Company’s common seal with the addition on its face of the word “Securities” (a “securities seal”), or
(b)	be otherwise executed in accordance with the Act.

Consolidated share certificates.

182.	When a member’s holding of shares of a particular class increases, the Company may issue that member with:

(a)	a single, consolidated certificate in respect of all the shares of a particular class which that member holds, or
(b)	a separate certificate in respect of only those shares by which that member’s holding has increased.

183.	When a member’s holding of shares of a particular class is reduced, the Company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after that reduction. But the Company need not (in the absence of a request from the member) issue any new certificate if:

(a)	all the shares which the member no longer holds as a result of the reduction, and
(b)	none of the shares which the member retains following the reduction,

were, immediately before the reduction, represented by the same certificate.

184.	A member may request the Company, in writing, to replace–

(a)	the member’s separate certificates with a consolidated certificate, or
(b)	the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

185.	When the Company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

186.	A consolidated certificate must not be issued unless any certificates which it is to replace have first been returned to the Company for cancellation.

Replacement share certificates.

187.	If a certificate issued in respect of a member’s shares is–

(a)	damaged or defaced, or
(b)	said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

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188.	A member exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;
(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and
(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

SHARES NOT HELD IN CERTIFICATED FORM

Uncertificated shares.

189.	In articles 189 to 199 (inclusive), “the relevant rules” means:

(a)	any applicable provision of the Act about the holding, evidencing of title to, or transfer of shares other than in certificated form, and
(b)	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

190.	The provisions of articles 189 to 199 (inclusive) have effect subject to the relevant rules.

191.	Any provision of these Articles which is inconsistent with the relevant rules must be disregarded, to the extent that it is inconsistent, whenever the relevant rules apply.

192.	Any share or class of shares of the Company may be issued or held on such terms, or in such a way, that:

(a)	title to it or them is not, or must not be, evidenced by a certificate, or
(b)	it or they may or must be transferred wholly or partly without a certificate.

193.	The directors have power to take such steps as they think fit in relation to:

(a)	the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);
(b)	any records relating to the holding of uncertificated shares;
(c)	the conversion of certificated shares into uncertificated shares; or
(d)	the conversion of uncertificated shares into certificated shares.

194.	The Company may by notice to the holder of a share require that share:

(a)	if it is uncertificated, to be converted into certificated form, and
(b)	if it is certificated, to be converted into uncertificated form,

to enable it to be dealt with in accordance with these Articles.

195.	If–

(a)	these Articles give the directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares, and
(b)	uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument,

the directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

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196.	The directors shall, subject always to the Act, any other applicable laws and regulations and the facilities and requirements of any relevant system concerned and these Articles, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby. The directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

197.	In particular, the directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it.

198.	Unless the directors otherwise determine, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

199.	A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

PARTLY PAID SHARES

Company’s lien over partly paid shares.

200.	The Company has a lien (the “Company’s lien”) over every share which is partly paid for any part of–

(a)	that share’s nominal value, and
(b)	any premium at which it was issued,

which has not been paid to the Company, and which is payable immediately or at some time in the future, whether or not a call notice has been sent in respect of it.

201.	The Company’s lien over a share–

(a)	takes priority over any third party’s interest in that share, and
(b)	extends to any dividend or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

202.	The directors may at any time decide that a share which is or would otherwise be subject to the Company’s lien shall not be subject to it, either wholly or in part.

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Enforcement of the Company’s lien.

203.	Subject to the provisions of articles 203 to 207 (inclusive), if:

(a)	a lien enforcement notice has been given in respect of a share, and
(b)	the person to whom the notice was given has failed to comply with it,

the Company may sell that share in such manner as the directors decide.

204.	A lien enforcement notice:

(a)	may only be given in respect of a share which is subject to the Company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;
(b)	must specify the share concerned;
(c)	must require payment of the sum payable within 14 days of the notice;
(d)	must be addressed either to the holder of the share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and
(e)	must state the Company’s intention to sell the share if the notice is not complied with.

205.	Where shares are sold under articles 203 to 207 (inclusive):

(a)	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser, and
(b)	the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

206.	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied–

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice,
(b)	second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the Company for cancellation or a suitable indemnity has been given for any lost certificates, and subject to a lien equivalent to the Company’s lien over the shares before the sale for any money payable in respect of the shares after the date of the lien enforcement notice.

207.	A statutory declaration by a director or the Company secretary that the declarant is a director or the Company secretary and that a share has been sold to satisfy the Company’s lien on a specified date–

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and
(b)	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.

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Call notices.

208.	Subject to these Articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a member requiring the member to pay the Company a specified sum of money (a “call”) which is payable in respect of shares which that member holds at the date when the directors decide to send the call notice.

209.	A call notice–

(a)	may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the Company by way of premium);
(b)	must state when and how any call to which it relates it is to be paid; and
(c)	may permit or require the call to be paid by instalments.

210.	A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 days have passed since the notice was sent.

211.	Before the Company has received any call due under a call notice the directors may–

(a)	revoke it wholly or in part, or
(b)	specify a later time for payment than is specified in the notice, by a further notice in writing to the member in respect of whose shares the call is made.

Liability to pay calls.

212.	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

213.	Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

214.	Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them–

(a)	to pay calls which are not the same, or
(b)	to pay calls at different times.

When call notice need not be issued.

215.	A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium):

(a)	on allotment;
(b)	on the occurrence of a particular event; or
(c)	on a date fixed by or in accordance with the terms of issue.

But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

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Failure to comply with call notice: automatic consequences.

216.	If a person is liable to pay a call and fails to do so by the call payment date:

(a)	the directors may issue a notice of intended forfeiture to that person, and
(b)	until the call is paid, that person must pay the Company interest on the call from the call payment date at the relevant rate.

217.	For the purposes of articles 216 to 218 (inclusive):

(a)	the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;
(b)	the “relevant rate” is:

(i)	the rate fixed by the terms on which the share in respect of which the call is due was allotted;
(ii)	such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or
(iii)	if no rate is fixed in either of these ways, 5 per cent per annum.

218.	The directors may waive any obligation to pay interest on a call wholly or in part.

Uncalled shares.

219.	The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in general meeting, six per cent) as may be agreed upon between the member paying the sum in advance and the directors.

Notice of intended forfeiture.

220.	A notice of intended forfeiture–

(a)	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;
(b)	must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;
(c)	must require payment of the call and any accrued interest by a date which is not less than 14 days after the date of the notice;
(d)	must state how the payment is to be made; and
(e)	must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

Directors’ power to forfeit shares.

221.	If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

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Effect of forfeiture.

222.	Subject to these Articles, the forfeiture of a share extinguishes–

(a)	all interests in that share, and all claims and demands against the Company in respect of it, and
(b)	all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

223.	Any share which is forfeited in accordance with these Articles:

(a)	is deemed to have been forfeited when the directors decide that it is forfeited;
(b)	is deemed to be the property of the Company; and
(c)	may be sold, re-allotted or otherwise disposed of as the directors think fit.

224.	If a person’s shares have been forfeited–

(a)	the Company must send that person notice that forfeiture has occurred and record it in the Register;
(b)	that person ceases to be a member in respect of those shares;
(c)	that person must surrender the certificate for the shares forfeited to the Company for cancellation;
(d)	that person remains liable to the Company for all sums payable by that person under these Articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture); and
(e)	the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

225.	At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

Procedure following forfeiture.

226.	If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

227.	A statutory declaration by a director or the Company secretary that the declarant is a director or the Company secretary and that a share has been forfeited on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share, and
(b)	subject to compliance with any other formalities of transfer required by these Articles or by law, constitutes a good title to the share.

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228.	A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

229.	If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which–

(a)	was, or would have become, payable, and
(b)	had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

Surrender of shares.

230.	A member may surrender any share–

(a)	in respect of which the directors may issue a notice of intended forfeiture;
(b)	which the directors may forfeit; or
(c)	which has been forfeited.

231.	The directors may accept the surrender of any such share.

232.	The effect of surrender on a share is the same as the effect of forfeiture on that share.

233.	A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

TRANSFER AND TRANSMISSION OF SHARES

Transfers of certificated shares.

234.	Certificated shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of:

(a)	the transferor, and
(b)	(if any of the shares is partly paid) the transferee.

235.	The Company may retain any instrument of transfer which is registered.

236.	The transferor remains the holder of a certificated share until the transferee’s name is entered in the Register as holder of it.

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237.	The directors may refuse to register the transfer of a certificated share if–

(a)	the share is not fully paid;
(b)	the transfer is not lodged at the Company’s registered office or such other place as the directors have appointed;
(c)	the transfer is not accompanied by the certificate for the shares to which it relates, or such other evidence as the directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;
(d)	the transfer is in respect of more than one class of share; or
(e)	the transfer is in favour of more than four transferees.

238.	If the directors refuse to register the transfer of a share, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

Transfer of uncertificated shares.

239.	A transfer of an uncertificated share must not be registered if it is in favour of more than four transferees.

Transmission of shares.

240.	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

241.	Nothing in these Articles releases the estate of a deceased member from any liability in respect of a share solely or jointly held by that member.

Transmittees’ rights

242.	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a)	may, subject to these Articles, choose either to become the holder of those shares or to have them transferred to another person, and
(b)	subject to these Articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

But transmittees do not have the right to attend or vote at a general meeting in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares

Exercise of transmittees’ rights.

243.	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

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244.	If the share is a certificated share and a transmittee wishes to have it transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

245.	If the share is an uncertificated share and the transmittee wishes to have it transferred to another person, the transmittee must:

(a)	procure that all appropriate instructions are given to effect the transfer, or
(b)	procure that the uncertificated share is changed into certificated form and then execute an instrument of transfer in respect of it.

246.	The directors shall, in either of the cases set out in articles 243 to 245 above (inclusive), have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

247.	Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

Transmittees bound by prior notices.

248.	If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name has been entered in the Register.

ALTERATION OF SHARE CAPITAL

Alterations by ordinary resolution

249.	Subject to the provisions of the Act, the Company may by ordinary resolution:

(a)	increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;
(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(c)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Company’s memorandum of association and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and
(d)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

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New shares subject to these Articles

250.	All shares created by ordinary resolution pursuant to article 249 shall be:

(a)	subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and
(b)	unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

Power to reduce capital

251.	Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, capital redemption reserve and share premium account in any way.

CONSOLIDATION OF SHARES

Procedure for disposing of fractions of shares.

252.	Articles 253 to 256 (inclusive) apply where–

(a)	there has been a consolidation or division of shares, and
(b)	as a result, members are entitled to fractions of shares.

253.	The directors may–

(a)	sell the shares representing the fractions to any person including the Company for the best price reasonably obtainable;
(b)	in the case of a certificated share, authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser;
(c)	in the case of an uncertificated form, do all acts and things as they consider necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser; and
(d)	distribute the net proceeds of sale in due proportion among the holders of the shares.

254.	Where any holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may be distributed to an organisation which is a charity for the purposes of the laws of Gibraltar.

255.	The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

256.	The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

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PURCHASE OF OWN SHARES

Power to purchase own shares

257.	Subject to and in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par).

DISTRIBUTIONS

Procedure for declaring dividends.

258.	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

259.	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

260.	No dividend may be declared or paid unless it is in accordance with members’ respective rights.

261.	Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

262.	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

263.	The directors may pay at intervals any dividend as appears to them to be justified by the profits of the Company.

264.	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non- preferred rights.

Calculation of dividends.

265.	Except as otherwise provided by these Articles or the rights attached to shares, all dividends must be:

(a)	declared and paid according to the amounts paid up on the shares on which the dividend is paid, and
(b)	apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

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266.	If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

267.	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

Payment of dividends and other distributions.

268.	No dividend shall be paid otherwise than out of profits.

269.	The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company, or be invested in such investments (other than shares of the Company) as the directors may from time to time think fit.

270.	If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

271.	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;
(b)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;
(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or
(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

Deductions from distributions in respect of sums owed to the Company.

272.	If:

(a)	a share is subject to the Company’s lien, and
(b)	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

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273.	Money so deducted must be used to pay any of the sums payable in respect of that share.

274.	The Company must notify the distribution recipient in writing of—

(a)	the fact and amount of any such deduction;
(b)	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and
(c)	how the money deducted has been applied.

No interest on distributions.

275.	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by–

(a)	the terms on which the share was issued, or
(b)	the provisions of another agreement between the holder of that share and the Company.

Unclaimed distributions.

276.	All dividends or other sums which are–

(a)	payable in respect of shares, and
(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

277.	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

278.	If:

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment, and
(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

Non-cash distributions.

279.	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

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280.	If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the Company which are issued as a non-cash distribution in respect of them must be uncertificated.

281.	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution–

(a)	fixing the value of any assets;
(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and
(c)	vesting any assets in trustees.

Waiver of distributions.

282.	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder, or
(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

Authority to capitalise and appropriation of capitalised sums.

283.	Subject to the Act and these Articles, the directors may, if they are so authorised by an ordinary resolution:

(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and
(b)	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

284.	Capitalised sums must be applied:

(a)	on behalf of the persons entitled, and
(b)	in the same proportions as a dividend would have been distributed to them.

285.	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

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286.	A capitalised sum which was appropriated from profits available for distribution may be applied:

(a)	in or towards paying up any amounts unpaid on existing shares held by the persons entitled, or
(b)	in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

287.	Subject to the Act and these Articles the directors may:

(a)	apply capitalised sums in accordance with articles 285 and 286 partly in one way and partly in another;
(b)	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under articles 283 to 287 (inclusive) (including the issuing of fractional certificates or the making of cash payments); and
(c)	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under articles 283 to 287 (inclusive).

PART 5

COMMUNICATIONS & MISCELLANEOUS PROVISIONS

Means of communication to be used.

288.	Subject to these Articles, anything sent or supplied by or to the Company under these Articles may be sent or supplied in any way in which the Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

289.	Subject to these Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

290.	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

Failure to notify contact details.

291.	If:

(a)	the Company sends two consecutive documents to a member over a period of at least 12 months, and
(b)	each of those documents is returned undelivered, or the Company receives notification that it has not been delivered,

that member ceases to be entitled to receive notices from the Company.

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292.	A member who has ceased to be entitled to receive notices from the Company becomes entitled to receive such notices again by sending the Company:

(a)	a new address to be recorded in the Register, or
(b)	if the member has agreed that the Company should use a means of communication other than sending things to such an address, the information that the Company needs to use that means of communication effectively.

ADMINISTRATIVE ARRANGEMENTS

Company seals.

293.	Any common seal of the Company may only be used with the prior authority of the directors.

294.	The directors may decide by what means and in what form any common seal or securities seal is to be used.

295.	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

296.	For the purposes of articles 293 to 299 (inclusive), an authorised person is–

(a)	any director of the Company;
(b)	the Company secretary; or
(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

297.	If the Company has an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, has been authorised by a decision of the directors.

298.	If the Company has a securities seal, it may only be affixed to securities by the Company secretary or a person authorised to apply it to securities by the Company secretary.

299.	For the purposes of these Articles, references to the securities seal being affixed to any document include the reproduction of the image of that seal on or in a document by any mechanical or electronic means which has been approved by the directors in relation to that document or documents of a class to which it belongs.

Destruction of documents.

300.	The Company is entitled to destroy–

(a)	all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the Register, from six years after the date of registration;

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(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;
(c)	all share certificates which have been cancelled from one year after the date of the cancellation;
(d)	all paid dividend warrants and cheques from one year after the date of actual payment; and
(e)	all proxy notices from one year after the end of the meeting to which the proxy notice relates.

301.	If the Company destroys a document in good faith, in accordance with these Articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the Company that:

(a)	entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;
(b)	any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;
(c)	any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and
(d)	any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the Company.

302.	This article does not impose on the Company any liability which it would not otherwise have if it destroys any document before the time at which articles 300 to 303 (inclusive) permits it to do so.

303.	In articles 300 to 303 (inclusive), references to the destruction of any document include a reference to its being disposed of in any manner.

No right to inspect accounts and other records.

304.	Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a member.

Provision for employees on cessation of business.

305.	The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

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DIRECTORS’ INDEMNITY AND INSURANCE

Indemnity.

306.	Subject to article 307, a relevant director of the Company or an associated company may be indemnified out of the Company’s assets against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

307.	Articles 306 to 308 (inclusive) do not authorise any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

308.	In articles 306 to 308 (inclusive):

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, and
(b)	a “relevant director” means any director or former director of an associated company.

Insurance.

309.	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

310.	In article 309:

(a)	a “relevant director” means any director or former director of the Company or an associated company,
(b)	a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company, and
(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

DISCLOSURE OF INTERESTS IN SHARES

311.	For the purposes of articles 311 to 328 (inclusive):

(a)	“Relevant Share Capital” means the Company’s issued share capital of any class carrying rights to vote in all circumstances at general meetings of the Company; and for the avoidance of doubt (i) where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to the issued share capital of each such class taken separately and (ii) the temporary suspension of voting rights in respect of shares comprised in issued share capital of the Company of any such class does not affect the application of this article in relation to interests in those or any other shares comprised in that class;

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(b)	“interest” means, in relation to the Relevant Share Capital, any interest of any kind whatsoever in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:

(i)	he enters into a contract for its purchase by him (whether for cash or other consideration); or
(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise or non-exercise of any such right; or
(iii)	he is a beneficiary of a trust where the property held on trust includes an interest in the share; or
(iv)	otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or
(v)	otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or
(vi)	he has a right to subscribe for the share,

whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(c)	a person is taken to be interested in any shares in which his spouse or any infant child or step-child of his is interested; and “infant” means a person under the age of 18 years;

(d)	a person is taken to be interested in shares if a company is interested in them and:

(i)	that body or its directors are accustomed to act in accordance with his directions or instructions; or
(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that company,

PROVIDED THAT (1) where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a company and that company is entitled to exercise or control the exercise of any of the voting power at general meetings of another company (the “effective voting power”) then, for the purposes of article 311(d)(ii) above, the effective voting power is taken as exercisable by that person and (2) for the purposes of this article, a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfilment of which would make him so entitled; and

(e)	a transfer of shares is an “excepted transfer” if but only if:

(i)	it is a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company meaning an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, which those shares include shares of different classes, in relation to all the shares of each class; or

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(ii)	a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is not Connected with a member and with any other person appearing to be interested in the shares; or
(iii)	a transfer in consequence of a sale made through any recognised stock exchange on which the Company’s shares are normally traded.

The provisions of articles 312 to 328 (inclusive) are in addition to and separate from, but also subject to, any other rights or obligations arising under the laws of Gibraltar or any other jurisdiction.

NOTIFICATION OF INTEREST IN SHARES

312.	Where a member;

(a)	either:

(i)	has acquired an interest in shares comprised in Relevant Share Capital or knows that any other person has acquired an interest in shares so comprised of which he is a registered holder, or
(ii)	ceases to be interested in shares comprised in Relevant Share Capital or knows that any other person has ceased to be interested in shares so comprised of which he is the registered holder (whether or not retaining an interest in other shares so comprised), or

(b)	either:

(i)	becomes aware that he has acquired an interest in shares comprised in Relevant Share Capital or that any other person has acquired an interest in shares so comprised of which he is a registered holder, or
(ii)	becomes aware that he has ceased to be interested in shares comprised in Relevant Share Capital or that any other person has ceased to be interested in shares so comprised of which he is the registered holder; or

(c)	other than in circumstances set out in (a) or (b) above either:

(i)	is aware at the time when it occurs of any change of circumstances affecting facts relevant to the application of articles 313 to 328 (inclusive) to an existing interest of his in shares comprised in the Company’s share capital of any description or an existing interest of any other person in shares so comprised of which he is the registered holder; or
(ii)	otherwise becomes aware of any such facts (whether or not arising from any such change of circumstances),

then (x) in the circumstances as set out in article 313, he shall become obliged to notify the Company of his interests (if any), in its shares and (y) in the circumstances as set out in article 314, he shall become obliged, to the extent he is lawfully able to do so, to notify the Company of the interests of any other person in such shares of which he is the registered holder. In the case of (y) only, to the extent a member is not lawfully able to notify the Company of the interests in of a person in shares of which he is the registered holder, such member shall use his reasonable endeavours to procure that such person notifies his interests in such shares to the Company.

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313.	A member shall notify the Company of his interests (if any) in the Relevant Share Capital if:

(a)	he has a notifiable interest immediately after the relevant time, but did not have such interest immediately before that time;
(b)	he had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or
(c)	he had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

314.	A member shall, to the extent he is lawfully able to do so, notify the Company of the interests of any other person in the Relevant Share Capital of which he is the registered holder (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such person makes notification of his interests to the Company) if:

(a)	such person has a notifiable interest immediately after the relevant time, but did not have such interest immediately before that time;
(b)	such person had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or
(c)	such person had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

315.	Subject to the next following sentence, “percentage level”, in articles 313(c) and 314(c) means the percentage figure found by expressing the aggregate nominal value of all the shares comprised in the Relevant Share Capital concerned in which the person has interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the nominal value of the Relevant Share Capital and rounding that figure down, if it is not a whole number, to the next whole number. Where the nominal value of the Relevant Share Capital is greater immediately after the relevant time than it was immediately before, the percentage level of the person’s interest immediately before (as well as immediately after) that time is determined by reference to the larger amount.

316.	For the purposes of articles 313, 314 and 315:

(a)	“relevant time” means: (1) in the case within articles 312(a) or 312(c)(i), the time of the relevant event or change of circumstances; and (2) in the case within articles 312(b) or 312(c)(ii), the time at which the person became aware of the facts in question; and
(b)	a person who is interested in shares comprised in Relevant Share Capital has a “notifiable interest” at any time when the aggregate nominal value of the shares in the Relevant Share Capital in which he has such interests is equal or more than 3 per cent. of the nominal value of that Relevant Share Capital.

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317.	Any notification required to be made by a member under article 313 and any notification which a member is lawfully able to make under article 314 must be made in writing to the Company within the period of two days next following the day on which that obligation arises. To the extent a member is not lawfully able to make a notification under article 314, such member shall use its reasonable endeavours to procure that the relevant person notifies his interests to the Company within such two day period or within such longer period as the directors may allow.

318.	The notification shall specify the share capital of the Company to which it relates, and must also:

(a)	state the number of shares comprised in that share capital in which the person making the notification knows he (or any other relevant person) had interests immediately after the time when the obligation arose; or
(b)	in a case where the person making the notification (or any other relevant person) no longer has a notifiable interest in shares comprised in that share capital, state that he (or that other person) no longer has that interest.

319.	A notification (other than one stating that a person no longer has a notifiable interest) shall include the following particulars, so far as known to the person making the notification at the date when it is made:

(a)	the identity of each registered holder of shares to which the notification relates and the number of such shares held by each of them; and
(b)	the nature of the relevant interests in such shares.

320.	A person who has an interest in shares comprised in Relevant Share Capital or who knows or becomes aware that any other person has an interest in shares so comprised of which he is the registered holder, that interest being notifiable, shall notify (or, to the extent he is not lawfully able to make such notification, shall use reasonable endeavours to procure that such other person shall notify) the Company in writing:

(a)	of any particulars in relation to those shares which are specified in article 319; and
(b)	of any changes in those particulars,

of which in either case he becomes aware at any time after any interest notification date and before the first occasion following that date on which he comes under any further obligation of disclosure with respect to his interest in shares comprised in that share capital. A notification required under this article shall be made within the period of two days next following the day on which it arises. The reference to an “interest notification date”, in relation to a person’s interest in shares comprised in the Company’s Relevant Share Capital, is to either (1) the date of any notification made or procured by him with respect to his or any other person’s interest under this Article or (2) where he has failed to make, or procure the making of, a notification, the date on which the period allowed for making it came to an end.

321.	A person who at any time has a notifiable interest in shares is to be regarded under article 320 as continuing to have a notifiable interest in them unless and until the registered holder of the shares in question comes under obligation to make or use his reasonable endeavours to procure a notification stating that he (or any other relevant person) no longer has such an interest in those shares.

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322.	Where a person authorises another (the “agent”) to acquire or dispose of, on his behalf, interests in shares comprised in the Relevant Share Capital, he shall secure that the agent notifies him immediately of acquisitions or disposals effected by the agent which will or may give rise to any obligation of disclosure imposed on him by this Article with respect to his interest in that share capital.

323.	If it shall come to the notice of the directors that any member has not, within the requisite period, made or, as the case may be, procured the making of any notification required by these Articles, the Company may (at the absolute discretion of the directors) at any time thereafter by notice (a “Restriction Notice”) to such member direct that, in respect of the shares in relation to which the default has occurred (the “Default Shares” which expression shall include any further shares which are issued in respect of any Default Shares), the member shall not be entitled to be present or to vote on any question, either in person or by proxy, at any general meeting of the Company or separate general meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum.

324.	Where the Default Shares represent at least 0.25 per cent. (in nominal value) of the issued shares their class, then the restriction notice may additionally direct that in respect of the Default Shares:

(a)	any dividend (or any part of a dividend) or other amount payable in respect of the Default Shares shall be withheld by the Company, which has no obligation to pay interest on it; and shall be payable (when the restriction notice ceases to have effect) to the person who would but for the restriction notice have been entitled to them; and/or
(b)	where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such member in respect of such Default Shares shall not be effective; and/or
(c)	no transfer of any of the shares held by any such member shall be recognised or registered by the directors unless: (1) the transfer is an excepted transfer; or (2) the member is not himself in default as regards supplying the requisite information required under this Article and, when presented for registration, the transfer is accompanied by a certificate by the member in a form satisfactory to the directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are Default Shares.

325.	Upon the giving of a Restriction Notice its terms shall apply accordingly.

326.	The Company shall send a copy of the Restriction Notice to each other person appearing to be interested in the shares the subject of such notice, but the failure or omission by the Company to do so shall not invalidate such notice.

327.	Any Restriction Notice shall have effect in accordance with its terms until not more than seven days after the directors are satisfied that the default in respect of which the Restriction Notice was issued no longer continues but shall cease to have effect in relation to any shares which are transferred by such member. The Company may (at the absolute discretion of the directors) at any time give notice to the member cancelling or suspending for a stated period the operation of a Restriction Notice in whole or in part.

328.	A person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member) knows or has reasonable cause to believe that the person is or may be so interested.

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